UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2011

The Finish Line, Inc.
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 317-899-1022

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Shareholders on July 21, 2011, at which the Company’s shareholders voted on the following proposals:
(i)	The election of three Class I directors to serve on the Company’s Board of Directors until the Company’s 2014 Annual Meeting of Shareholders:

Director	For	Withheld	Broker Non-Votes
Glenn S. Lyon	52,743,892	2,080,429	5,232,164
Dolores A. Kunda	53,853,769	970,552	5,232,164
Mark S. Landau	54,354,717	469,604	5,232,164
(ii)	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 3, 2012:

For	Against	Abstain
58,227,804	1,803,560	25,121
(iii)	Approval of a non-binding advisory resolution relating to the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
49,994,434	3,016,404	1,813,483	5,232,164
(iv)	A non-binding advisory vote relating to the frequency (every one, two, or three years) of the non-binding shareholder vote on the compensation of the Company’s named executive officers:

Vote for 1 Year	Vote for 2 Years	Vote for 3 Years	Abstain	Broker Non-Votes
32,064,669	170,797	20,819,902	1,768,953	5,232,164
In light of the shareholders vote on this proposal, the Company’s Board of Directors has determined to follow the results of the voting and will include an annual executive compensation say on pay advisory vote in the Company’s future proxy materials, commencing with the proxy materials for next fiscal year.
Item 8.01 Other Events.
On July 17, 2008, the Company’s Board of Directors authorized a share repurchase program to repurchase up to 5,000,000 shares of the Company’s Class A common shares outstanding through December 31, 2011. The Company had purchased 4,660,697 shares under the old share repurchase program at an average price of $16.06 per share for an aggregate amount of $74,833,376 as of July 21, 2011, with only 339,303 shares remaining for repurchase under the program. Consistent with the Company’s strategic plan to continue to increase shareholder value, on July 21, 2011, the Board of Directors authorized a new share repurchase program to repurchase up to 5,000,000 shares of the Company’s Class A common shares, or approximately 9% of the aggregate outstanding Class A and Class B common shares, through December 31, 2014. Once repurchased, the treasury shares may be issued, at the Company’s discretion, upon the exercise of employee share options, for the Employee Stock Purchase Plan, for restricted shares, or for other corporate purposes. The Company will continue to make repurchases as market conditions warrant and as the Company deems appropriate when judged against other alternative uses of cash to build shareholder value.
On July 21, 2011, the Company announced a cash dividend of $0.05 per share of the Company’s Class A and Class B common shares. The cash dividend will be payable on September 12, 2011 to shareholders of record as of August 26, 2011. Information regarding the dividend is included in the copy of the press release attached to this Form 8-K as Exhibit 99.1.
On July 21, 2011, Mr. William Carmichael was appointed by the independent directors of the Company as Lead Director of the Board for the coming year. Mr. Carmichael has been a Board member since 2003 and will continue to serve as Chairman of the Board’s Audit Committee.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release issued July 21, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.
July 21, 2011	By:	Edward W. Wilhelm
		Name:	Edward W. Wilhelm
		Title:	Executive Vice President, Chief Financial Officer